                                                           Exhibit No. EX-99.h.1

                            ADMINISTRATION AGREEMENT

     AGREEMENT  made as of July __, 2005 by and  between MGI FUNDS,  a statutory trust  organized  under the laws of Delaware (the "Fund"),  and INVESTORS BANK &
TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS,  the Fund is a registered  investment company under the Investment
Company Act of 1940,  as amended  (the "1940 Act"),  consisting  of the separate series listed on Appendix A hereto (the "Series"); and

     WHEREAS,  the Fund,  acting on behalf of the Series,  desires to retain the
Bank to render  certain  administrative  services  to the Series and the Bank is willing to render such services.

     NOW, THEREFORE,  in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.  Appointment.  The Fund hereby appoints the Bank to act as Administrator of the Series on the terms set forth in this  Agreement.  The Bank  accepts such appointment and agrees to render the services herein set forth for fees that may be agreed to from time to time in writing between the parties.

     2.   Delivery of Documents.

          (a) The Fund has furnished,  or will promptly  furnish when available, the Bank with copies  properly  certified or  authenticated  of each of the following:

           (i) Resolutions  of  the  Fund's  Board  of  Trustees  (the  "Board")
               authorizing  the  appointment  of the  Bank  to  provide  certain administrative services to the Fund and approving this Agreement;

          (ii) The Fund's Certificate of Trust, filed with the State of Delaware on March 11, 2005, and all amendments thereto;

         (iii) The Fund's by-laws and all amendments thereto (the "By-Laws");

          (iv) The Fund's  Agreement and Declaration of Trust and all amendments thereto (the "Declaration of Trust");

           (v) The Fund's agreements with all service  providers,  which include
               any  investment  advisory  agreements,   sub-investment  advisory
               agreements,  custody  agreements,   distribution  agreements  and
               transfer agency agreements (collectively, the "Agreements");

          (vi) The Fund's most recent  Registration  Statement on Form N-1A (the
               "Registration  Statement")  under the  Securities Act of 1933 and under the 1940 Act, and all amendments thereto;

         (vii) The Fund's most recent  prospectuses  and statement of additional information (the "Prospectus"); and

        (viii) Such other certificates,  documents or opinions as may mutually be deemed  necessary  or  appropriate  for the Bank in the proper performance of its duties hereunder.

     The Fund will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may  materially  affect the  performance  by the
Bank of its services under this Agreement.

          (b)  (i)  The Bank has furnished the Fund's Chief  Compliance  Officer with properly  certified  copies of all compliance  policies and  procedures of the Bank  relating to its  administrative responsibilities,  or a third-party  report (as contemplated by IC  Release  No.  26299),  which  have been  prepared  in accordance  with Rule 38a-1  under the 1940 Act, in order to permit  the Board to meet its  obligations  under Rule 38a-1 under the 1940 Act; and

               (ii) The Bank will cooperate with the Fund in connection with the review by the Fund's Chief Compliance  Officer of the Bank's administrative operations in connection with the preparation of the yearly  written report to the Board  contemplated  by
                    Rule  38a-1(a)(4)(iii)  under  the 1940  Act.  The Bank will promptly  furnish the Fund's Chief  Compliance  Officer with
                    copies  of  all  amendments  to  the  foregoing   compliance
                    policies and procedures.

     3. Duties of Administrator. Subject to the supervision and direction of the
Board, the Bank, as Administrator,  will assist in conducting various aspects of the Fund's  administrative  operations  and  undertakes  to perform the services described  in  Appendix  B  hereto.  The Bank may,  from  time to time,  perform additional  duties and  functions,  which shall be set forth in an  amendment to such Appendix B executed by both parties.

     In  performing  all services  under this  Agreement,  the Bank shall act in conformity with the Fund's By-Laws and Declaration of Trust and the 1940 Act, as
the same may be amended from time to time, and all of the investment objectives, investment  policies  and other  practices  and policies set forth in the Fund's
Registration  Statement,  and any compliance policies and procedures of the Fund that are communicated to the Bank, as the same may be amended from time to time.
Notwithstanding  any item discussed herein,  the Bank has no discretion over the
Series'  assets or choice  of  investments  and  cannot be held  liable  for any problem relating to such investments.

     4. Duties of the Fund.

          (a) The Fund is solely  responsible  (through  its  transfer  agent or otherwise)  for: (i) providing  timely and accurate  reports  ("Daily Sales
     Reports"), which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis;  and (ii) identifying any exempt transactions ("Exempt  Transactions"),  which are to be excluded from the Daily Sales Reports.

          (b) The Fund agrees to make its legal  counsel  available  to the Bank for  instruction  with  respect to any matter of law arising in  connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

     5. Fees and Expenses.

          (a) For the services rendered by the Bank hereunder,  each Series will pay to the Bank such fees at such rate as shall be agreed  upon in  writing by the parties from time to time.  The  applicable  Series will also pay or reimburse  the Bank from time to time for any transfer  taxes  payable upon any transfers made hereunder,  and for all necessary proper  disbursements, expenses  and charges  made or incurred by the Bank in the  performance  of this Agreement (including any duties listed on any Schedule hereto, if any)
     including any indemnities for any loss,  liabilities or expense to the Bank as provided  herein.  In the event that the Fund terminates this Agreement, the  Bank  will  also be  entitled  to  reimbursement  by the  Fund for all reasonable  expenses  incurred  in  conjunction  with  termination  of this
     Agreement and any conversion or transfer work done in connection therewith.

          (b) Fees and expenses will be calculated  monthly with respect to each
     Series.  The Fund will have sixty (60) days after the receipt of an invoice to dispute any charge that appears on such  invoice.  After such sixty (60)
     day period,  unless the Fund has disputed the invoice,  the invoice will be deemed to be complete and accurate and may no longer be disputed.

          (c) The Bank shall not be required to pay any expenses incurred by the
     Series.

          (d) In the case of the  following  transactions,  not in the  ordinary course  of  business,  namely,  (i)  the  merger  of a  Series  into or the consolidation  of a  Series  with  another  investment  company  or  series thereof;  (ii) the sale by a Series of all,  or  substantially  all, of the assets of the Series to another  investment  company or series thereof;  or
     (iii) the  liquidation or dissolution of a Series and  distribution  of the assets of the  Series,  upon the  payment  of the fees,  disbursements  and expenses of the Bank owed by such Series through the then remaining term of this Agreement,  the Bank will complete all actions reasonably necessary to implement  such merger,  consolidation,  or sale upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such actions and the payment of all such fees,  disbursements and expenses of the Bank by the  applicable  Series,  this  Agreement  will terminate as to such Series and the Bank shall be released from any and all obligations hereunder as they relate to such Series.

     6. Limitation of Liability.

          (a) The Bank, its directors,  officers, employees and agents shall not be  liable  for any error of  judgment  or  mistake  of law or for any loss suffered by the Series in  connection  with the  performance  of the Bank's obligations and duties under this  Agreement,  except a loss resulting from willful  misfeasance,  bad faith or negligence in the  performance  of such obligations  and  duties,  or by reason of the  Bank's  reckless  disregard thereof.  The Series will  indemnify  the Bank,  its  directors,  officers, employees  and agents  against and hold the Bank and them harmless from any and  all  losses,  claims,  damages,  liabilities  or  expenses  (including reasonable  legal fees and  expenses)  resulting  from any  claim,  demand, action or suit:  (i) arising out of the actions or  omissions  of the Fund,
     including,   but  not  limited  to,  inaccurate  Daily  Sales  Reports  and misidentification of Exempt Transactions;  (ii) arising out of the offer or sale of any  securities  of the Series in violation of (x) any  requirement under the federal securities laws or regulations, (y) any requirement under the securities  laws or regulations of any state,  or (z) any stop order or other  determination  or ruling by any federal or state agency with respect to the offer or sale of such  securities;  or (iii) not resulting  from the willful misfeasance, bad faith or negligence of the Bank in the performance of such  obligations  and  duties or by reason  of its  reckless  disregard thereof.

          (b) The Series, the Fund, its trustees, officers, employees and agents shall not be liable for any error of  judgment or mistake of law or for any loss suffered by the Bank in connection  with the performance of the Fund's obligations and duties under this  Agreement,  except a loss resulting from willful  misfeasance,  bad faith or negligence in the  performance  of such obligations  and  duties,  or by reason of the  Fund's  reckless  disregard thereof.  The Bank will  indemnify  the  Series,  the Fund,  its  trustees, officers,  employees and agents  against and hold the Series,  the Fund and them  harmless from any and all losses,  claims,  damages,  liabilities  or expenses  (including  reasonable  legal  fees and  expenses)  to the extent arising as a result of the negligence,  willful  misfeasance,  bad faith or reckless disregard of duties of the Bank under this Agreement.

          (c) The Bank may  apply to the Fund at any time for  instructions  and may  consult  counsel  for the Fund,  or the Bank's own  counsel,  and with accountants  and other  experts  with  respect  to any  matter  arising  in connection with its duties  hereunder,  and the Bank shall not be liable or accountable  for  any  action  taken  or  omitted  by it in good  faith  in accordance  with such  instructions,  or with the opinion of such  counsel, accountants,  or other experts. The Bank shall not be liable for any act or omission  taken or not taken in reliance upon any document,  certificate or instrument  which it reasonably  believes to be genuine and to be signed or presented  by the proper  person or persons.  The Bank shall not be held to have  notice of any change of  authority  of any  officers,  employees,  or agents  of the Fund  until  receipt  of  written  notice  thereof  has been received by the Bank from the Fund.

          (d) In the  event  the Bank is unable to  perform,  or is  delayed  in performing,  its obligations  under the terms of this Agreement  because of acts of God, strikes, legal constraint,  government actions, war, emergency conditions,  interruption of electrical power or other utilities, equipment or transmission  failure or damage reasonably beyond its control,  or other causes reasonably  beyond its control,  the Bank shall not be liable to the
     Fund for any  damages  resulting  from such  failure to  perform,  delay in performance, or otherwise from such causes.

          (e) Notwithstanding  anything to the contrary in this Agreement, in no event  shall  the Bank,  the Fund or the  Series  be  liable  for  special, incidental or consequential  damages, even if advised of the possibility of such damages.

     7. Series.  The Bank acknowledges  that each Series is separately,  and not jointly and severally,  liable for its obligations hereunder,  and that the Bank shall look  solely to the  accounts  of such  Series for  payment.  No  officer, trustee,  shareholder  or agent  of the  Fund,  nor any  investment  advisor  or sub-advisor of any Series,  nor any of their officers,  directors,  employees or agents, shall be personally liable for any obligations of any Series.

     8. Termination of Agreement.

          (a) The initial term of this Agreement shall be three years commencing upon the date hereof (the "Initial  Term"),  unless  earlier  terminated as provided  herein.  Upon  the  expiration  of the  Initial  Term  and  every subsequent  term  ("Renewal  Term"),  the  term  of  this  Agreement  shall automatically  extend for an  additional  year,  unless  written  notice of non-extension is delivered by the non-extending party to the other party no later than six months prior to the expiration of that year. Notwithstanding the foregoing, if, at the end of each of the first two years of the Initial
     Term, the total net assets of the Series  serviced  hereunder do not exceed
     $1 billion, the Initial Term shall be extended by an additional year.

          Either  party  hereto  may  terminate  this  Agreement  prior  to  the expiration  of the Initial  Term or any Renewal Term in the event the other party violates any material provision of this Agreement,  provided that the non-violating party gives written notice of such violation to the violating party,  and the violating  party does not cure such violation  within sixty
     (60) days of receipt of such notice.

          (b) At any time after the termination of this Agreement, the Fund may, upon written  request,  have  reasonable  access to the records of the Bank relating to its performance of its duties as Administrator.

     9. Miscellaneous.

          (a) Any notice or other  instrument  authorized  or  required  by this
     Agreement  to be given in  writing  to the Fund or any  Series  or the Bank shall be  sufficiently  given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund or any Series:

                  MGI Funds
                  Investors Way
                  Norwood, MA  02062
                  Attention:  Chief Operating Officer

                  With a copy to:

                  Chief Counsel
                  Mercer Global Investments, Inc.
                  1166 Avenue of the Americas
                  New York, New York  10036

                  To the Bank:

                  Investors Bank & Trust Company
                  200 Clarendon Street, P.O. Box 9130
                  Boston, MA  02117-9130
                  Attention:  _____________, Director, Client Management
                  With a copy to:  John E. Henry, General Counsel

          (b) This  Agreement  shall  extend  to and shall be  binding  upon the parties  hereto and their  respective  successors  and  assigns;  provided, however,  that this Agreement  shall not be assignable  without the written consent of the other party.

          (c) This Agreement  shall be construed in accordance  with the laws of the Commonwealth of  Massachusetts,  without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which  collectively shall be deemed to constitute only one instrument.

          (e) The captions of this  Agreement  are included for  convenience  of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     10.  Confidentiality.   Both  parties  hereto  agree  that  any  non-public
information  obtained  hereunder  concerning the other party is confidential and may not be disclosed  without the consent of the other  party,  except as may be required  by  applicable  law or at the  request  of a  governmental  agency  or self-regulatory  organization.  In the case of portfolio holdings information of the Series, the Bank acknowledges that such information is confidential, and the
Bank  represents  that  it has  implemented  internal  policies  to  ensure  the confidential  treatment of the Series' portfolio holdings information (including appropriate commercially reasonable, related limitations on trading on the basis of such information by the Bank's  employees).  The parties further agree that a
breach  of  this  provision  would  irreparably   damage  the  other  party  and
accordingly  agree  that  each of them is  entitled,  in  addition  to all other remedies at law or in equity,  to an injunction or  injunctions  without bond or other security to prevent breaches of this provision.

     In  addition,  the  parties  further  agree  that  any  Nonpublic  Personal
Information,  as defined under Section  248.3(t) of Regulation S-P  ("Regulation
S-P"),  promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party  hereunder is for the specific  purpose of  permitting  the other party to perform the services set forth in this  Agreement.  Each party agrees that, with respect to such information,  it will comply with Regulation S-P and the Act and that it will  not  disclose  any  Nonpublic  Personal  Information  received  in connection with this Agreement, to any other party, except as necessary to carry out the  services  set forth in this  Agreement  or as  otherwise  permitted  by
Regulation S-P or the Act.

     The parties  acknowledge that there will be instances where each party will have in its possession  Nonpublic Personal  Information  obtained outside of the relationship  contemplated  under  this  Agreement  that is the  same  Nonpublic
Personal  Information  that is  obtained  pursuant to this  Agreement,  and that disclosure  of such  Nonpublic  Personal  Information  to any affiliate or third party will be subject to the privacy policies  referenced in the privacy notices provided  to such  consumers  and  customers  by the  respective  party  to this
Agreement.

     11. Use of Names.

          (a) The Fund shall not use the specific name of the Bank or any of the
     Bank's  known  affiliates  in any  prospectus,  sales  literature  or other material  relating  to the Fund in a manner not  approved by the Bank prior thereto in writing; provided,  however, that the approval of the Bank shall not be  required  for any use of the Bank's name or its  affiliates'  names which merely refers in accurate and factual terms to the Bank's appointment hereunder,  or which is required by the Securities and Exchange  Commission
     (the "SEC") or which is required by any state  securities  authority or any other appropriate regulatory,  governmental or judicial authority; provided further,  that in no event shall such approval by the Bank be  unreasonably withheld or delayed.

          (b) The Bank shall not use the specific  names of the Fund, the Fund's series or any of the Fund's known  affiliates  in any materials in a manner not approved by the Fund prior thereto in writing;  provided however,  that the  approval of the Fund shall not be required for any use of the names of the Fund, the Fund's series or the Fund's  affiliates that merely refers in accurate  and factual  terms to the Fund having  appointed  the Bank as the
     Fund's administrator  hereunder or that is otherwise required by the SEC or any  state  securities  authority  or  any  other  appropriate  regulatory, governmental  or judicial  authority;  provided  further,  that in no event shall such approval by the Fund be unreasonably withheld or delayed.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be duly  executed and  delivered by their duly  authorized  officers as of the date first written above.

                                        MGI FUNDS

                                        By:
                                              Name:
                                              Title:

                                        INVESTORS BANK & TRUST COMPANY

                                        By:
                                              Name:
                                              Title:

                                   Appendices

Appendix A...............................................................Series

Appendix B.............................................................Services

                                                                      Appendix A

                               Series of the Trust

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

                                                                      Appendix B

--------------------------------------------------------------------------------
           CUSTODY, FUND ACCOUNTING, FUND ADMINISTRATION, PERFORMANCE
                   MEASUREMENT AND DAILY CALCULATION OF N.A.V.
--------------------------------------------------------------------------------

A.   Domestic  Custody,  Fund  Accounting,   Fund  Administration,   Performance
     Measurement and Daily Calculation of N.A.V.:*

The following  basis point fee is based on all assets for which we are providing services. This amount does not include transactions or global custody.*

                                                         Annual Fee
First $300 Million in Assets                         5.5 Basis Points
Net Assets in excess of $300 Million                 5.0 Basis Points

*    Stand  alone  collective  investment  trusts will have an annual fee of 2.0
     Basis Points

B.   Transaction Processing Fees

o DTCC/Fed Book Entry                                        $   10.00*
o Physical Securities                                        $   35.00
o Options and Futures                                        $   18.00
o GNMA Securities                                            $   30.00
o Principal Paydown                                          $    5.00
o 3rd Party Foreign Exchange                                 $   35.00**
o Outgoing Wires                                             $    6.00
o Incoming Wires                                             $    6.00

*    These fees assume that trade information is sent to the Bank (also referred to as  "Investors  Bank"  or  "we"  in  this  Appendix  B)  electronically;
     otherwise the transaction fee shall be $24.00 per trade.

**   There are no  transaction  charges for F/X contracts  executed by Investors
     Bank. There are no transaction charges for the use of Investors Bank's Repo product.

C.   Foreign Sub-custodian Fees:

     o  Incremental  basis  point and  transaction  fees will be charged for all foreign  assets  for  which we are  custodian.  The  asset  based  fees and transaction fees vary by country, based upon a global custody fee schedule.
     Local duties, script fees, reclaims, registration, exchange fees, and other market charges are out-of-pocket.

     o Investors Bank will require the Fund to hold all international  assets at the subcustodian of our choice.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
-------------------------------------------------------------------------------

A.   Out-of-Pocket:

The charges next to each section are for proforma  purposes only. Actual charges may vary.

   - Pricing                                - Customized Reporting
   - Legal Expenses                         - Customized Transmissions/Extracts
   - Storage and Archiving                  - Extraordinary Travel Expenses
   - Printing, Delivery & Postage

B.   Domestic Balance Credit:

We allow use of balance credit against fees  (excluding  out-of-pocket  charges)
for Fund balances arising out of the custody relationship.  The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.   Securities  Lending,  Cash  Management,  Foreign  Exchange  and  Transition
     Management:

This  Fee  Schedule  is  based  on the  Fund  executing  all  trade-related  and repatriation  FX  transactions  with  Investors  Bank on a standing  instruction basis,  and on the  Fund's  appointment  of  Investors  Bank as sole  Securities
Lending Agent for the Fund and on the Fund utilizing  Investors Bank for manager transitions  and  cash  management.  Securities  lending  revenue  will be split between the Funds and Investors Bank on a 60/40% basis: 60% going to the Funds.

D.   Systems:

The details of any systems  work will be  determined  after a thorough  business analysis.  Any  systems  work  will be  billed  on a time  and  material  basis.
Investors  Bank provides an allowance of 10 system hours for data extract set-up and reporting extract set-up.  Additional systems hours will be billed on a time and material basis.

SERVICES INCLUDED:

See Attachments

ASSUMPTIONS

     -    Investors   Bank  will   provide   custody,   fund   accounting   fund
          administration,  institutional transfer agent, and calculate the daily
          N.A.V. for 14 Mutual funds with 14 collective investment trusts acting as a share class [?].

     -    Daily NAVs between 5:00 and 6:00 (EST).

     -    Trades are received electronically via NSCC.

     -    Investors  Bank will not be  responsible  for  provision of anti-money laundering compliance.

     -    Assumes a three-year contract.

     -    Assumes two subadvisors  for each series.  There will be an additional fee for each additional subadvisor.

     -    There will be an additional fee for each  additional  class.  This fee schedule assumes one class per series.

          o    A letter  of  intent,  accompanied  by a  $50,000  deposit  to be
               credited   against   future  fees,  is  required  to  begin  this
               implementation.  This fee schedule is valid for 90 days from date of issue.

          o    The above fees will be charged  against  each  series'  custodial checking  account on the last business day of the month. All fees are to be billed monthly.

          o    This fee schedule is confidential  information of the parties and shall not be disclosed to any third party  without  prior written consent of both parties.

          o    This  fee  schedule   assumes  the   execution  of  our  standard
               contractual  agreements for a minimum term of three years with an
               automatic   renewal  for  an   additional   year  at  the  annual
               anniversary of the contract.

                                            Accepted and
                                            Approved By:

                                                     Name:

                                                     Title:

                                                     Date:

                        Global Custody Fee Schedule - All

Company:  mercerGIM5b

Country                              Basis Point Charge          Trade
Argentina*                                   17                   75
Australia                                     5                   45
Austria                                       5                   60
Bangladesh                                   41                   150
Belgium                                       5                   60
Bermuda                                      20                   75
Bharain                                      41                   140
Botswana                                     50                   175
Brazil**                                     18                   65
Bulgaria                                     40                   100
Canada                                        4                   25
Chile                                        45                   100
China A Shares                               10                   100
China B Shares                               10                   60
Colombia***                                  45                   140
Cyprus                                       50                   150
Czech Republic                               17                   75
Denmark                                       5                   40
Ecuador ***OLD*** Do Not Use                  0                    0
Egypt                                        41                   100
Estonia                                      30                   100
Euroclear                                     3                   20
Euroclear Equities                            3                   60
Finland                                       5                   50
France                                        4                   40
Germany                                       4                   25
Ghana                                        50                   200
Greece                                       15                   75
Hong Kong                                     7                   50
Hungary                                      25                   80
Iceland                                       8                   50
India                                        20                   150
Indonesia                                    13                   65
Ireland                                       5                   50
Israel                                       20                   70
Italy                                         4                   40
Japan                                         4                   25
Jordan                                       41                   120
Kazakhstan****                               45                   150
Kenya                                        50                   200
Korea                                         8                   60
Latvia                                       30                   125
Lebanon                                      41                   140
Lithuania                                    20                   75
Lithuania T Bills                            25                   75
Luxembourg                                    5                   60
Malaysia                                     10                   70
Mauritius                                    41                   140
Mexico                                        8                   40
Morocco                                      40                   150
Namibia                                      50                   200
Netherlands                                   5                   35
New Zealand                                   5                   50
Norway                                        5                   45
Oman                                         41                   140
Pakistan                                     41                   140
Peru                                         35                   100
Philippines                                  13                   65
Poland                                       22                   100
Portugal                                     15                   100
Romania                                      45                   125
Russia Equities****                          20                   100
Russia Min Fins                              18                   75
Serbia & Montenegro                          60                   175
Singapore                                     7                   60
Slovakia                                     20                   75
Slovenia                                     41                   100
South Africa                                  7                   45
Spain                                         5                   60
Sri Lanka                                    13                   65
Swaziland                                    50                   200
Sweden                                        5                   35
Switzerland                                   4                   40
Taiwan                                       10                   60
Thailand                                     10                   60
Turkey                                       15                   100
UK*****                                       3                   27
Ukraine****                                  60                   250
Uruguay                                      50                   150
Venezuela**                                  45                   140
Zambia                                       50                   200
Zimbabwe                                     50                   175

Most common out of pocket charges:

*    Bonds billed at face value

**   Local administrator fees passed through as actuals

***  Local  administration  charge on month end market  value each month.  ($400 minimum, $4,000 maximum per account)+VAT

**** Transaction fees are charged for corporate actions.  Registrar & depository fees are charged as actuals

***** $30 surcharge for non-STP trades

Euroclear charges apply to only approved continental European countries
All other local market Out-of Pocket charges,  including  Euroclear Cross Border fees, are passed through as actuals

SUMMARY OF ADMINISTRATION FUNCTIONS

I    Compliance

     A    SEC/Tax Compliance

          o    Monitor compliance with investment portfolio restrictions

               -    Develop a compliance  responsibility matrix, consistent with prospectus and SAI
               -    Perform daily compliance testing
               -    Notify  portfolio  manager  and  compliance  officer  of any potential compliance violations and monitor resolution
               -    Provide a monthly compliance summary package
               -    Report to Board on compliance matters

          o    Perform compliance testing to establish qualification as RIC
               -    Perform asset diversification testing at quarter end
               -    Review qualifying income status on a quarterly basis

          o    Coordinate audits by internal auditors

II   Expense Administration

     A    Preparation and monitoring

          o    Prepare and monitor the fund's expense budget
               -    Review prior periods' history and current asset  projections and develop an operating expense budget
               -    Calculate   expense   budgets   based  upon  varying   asset
                    projections
               -    Notify fund accounting of changes in accrual rates

          o    Monitor fund expenses
               -    Calculate  asset-based  fees/reimbursements  consistent with payment cycles
               -    Review multiple class expense differentials
               -    Prepare detailed fund expense analysis on a quarterly basis
               -    Update expense budget periodically during the year

     B    Payment

          o    Receive and coordinate payments of fund expenses
               -    Propose allocation of invoices among Funds
               -    Obtain authorized approval to process payment
               -    Coordinate payment with fund accounting

III  Questionnaires and Total Return Reporting

     A    Prepare  and  coordinate   responses  to   performance   and  industry
          questionnaires

     B    Calculate fund total return
          o    Prepare total return information for designated periods
          o    Prepare monthly report for review by management

IV   Dividend Calculations

     A    Periodic dividends based on book income

          o    Calculate  periodic  dividends to be declared in accordance  with management guidelines
               -    Calculate dividend projections, if applicable, in accordance
                    with   client   methodology,    including   multiple   class
                    allocations
               -    Provide dividend calculation worksheets
               -    Coordinate  notification  with fund  accounting and transfer agent
               -    Reconcile dividends declared with amount recorded
               -    Report dividend information to the Board of Trustees

     B    Tax-adjusted dividends

          o    Maintain "book-to-tax" adjustment records

               -    Identify book-tax accounting differences
               -    Track required information related to accounting differences
               -    Consult and coordinate tax positions taken with auditors and management

          o    Income tax distribution requirements

               -    Calculate spillback dividend requirements

          o    Excise tax distribution requirements
               -    Calculate  required  distributions  to avoid  imposition  of excise tax
               -    Project ordinary income from calculated date to December 31
               -    Ascertain dividend shares

V    Board Support

     A    Board book support

          o    Prepare  quarterly  financial  information for inclusion in Board book
               -    Summary of reportable  transactions (Rule 17a-7, Rule 17e-1,
                    10f-3, 144A, etc.)
               -    Portfolio and financial highlights
               -    Fund performance charts/graphs
               -    Brokerage commission analysis
               -    Dividend summary

     B    Board book creation, assembly and distribution

          o    Prepare agendas, resolutions and books for Board meetings

               -    Maintain annual agenda calendar
               -    Coordinate collection of materials,  assemble and distribute
                    Board  books,  to  include  report  on  compliance  matters,
                    quarterly   financial   information,   required  annual  and
                    quarterly approvals and appropriate  resolutions,  and other supporting material

     C    Board attendance

          o    Attend board meeting
          o    Record minutes

     D    Fund officers

          o    Provide Fund Secretary and/or Treasurer, if requested
          o    Prepare Forms 1099-Misc. for Board members

VI   Blue Sky

     A    Maintain effective registration in states selected for fund sales

          o    Maintain records of fund sales in each state
          o    File annual sales reports and renewal documents
          o    File updated prospectuses, SAIs and annual reports
          o    File amendments to increase dollar amounts registered

VII      Tax Return Preparation

     A    Prepare income tax returns
          o    Calculate provisions
          o    Draft returns for auditor review and signature as paid preparer
     B    Prepare excise tax returns
          o    Calculate provisions
          o    Draft returns for auditor review and signature as paid preparer

VIII Year-End Shareholder Tax Reporting

     A    Tax year-end reporting

          o    Dividends received deduction
          o    Foreign Tax Credit
          o    Tax-Exempt Income
          o    Coordinate with the transfer agent
          o    Provide information to meet 60-day notice requirements

IX   Financial Statements Preparation

     A    Coordinate audits by independent public accountants

     B    Coordinate the  preparation  and printing of financial  statements and notes

          o    Draft and manage production cycle

          o    Coordinate  the  creation of  templates  for style and content of statements and notes

          o    Prepare financial statements and notes

          o    Coordinate auditor, legal and management review

          o    Coordinate printing and distribution of reports to shareholders

          o    Coordinate EDGAR filing process to SEC

     C    Coordinate the preparation and filing of Form N-SAR

          o    Prepare form for filing

          o    Obtain any necessary supporting documents

          o    Coordinate applicable responses from management and legal

          o    Coordinate EDGAR filing process to SEC

SUMMARY OF CUSTODY FUNCTIONS

     o     Receive trades.
     o     Process trades.
     o     Track and collect all income and receivables.
     o     Reconcile cash and security positions.
     o     Disburse payments for fund expenses.
     o     Determine and report cash availability.
     o     Track all voluntary and involuntary corporate action information.
     o     Receive and process corporate actions.
     o     Track tax-reclaims.
     o     Receive and book capital stock information
     o     Settle trades.
     o     Track failing trades.
     o     Provide safekeeping of all securities and cash.

SUMMARY OF FUND ACCOUNTING FUNCTIONS

     o     Receive trades.
     o     Process trades.
     o     Track all income and receivables.
     o     Reconcile cash and security positions (if separate custodian and fund accountant).
     o     Calculate and accrue all fund expenses.
     o     Track all voluntary and involuntary corporate action information.
     o     Receive and process corporate actions.
     o     Track tax-reclaims.
     o     Receive and book capital stock information
     o     Compute market value of the fund using pre-approved pricing vendors
     o     Calculate the fund's daily Unit Value.